ASKMENOW AGREES TO LICENSE MOBILE SEARCH TECHNOLOGY
                      Right To Purchase IntelliGate Expires


IRVINE, Calif - August 3, 2006 - AskMeNow, a wholly owned subsidiary of Ocean West Holding Corporation (OTCBB: OWHC), today announced it has agreed to enter into a software license agreement with a leading edge semantic intelligent search technology company specializing in linguistic technology for information search.

Semantic intelligent search is an application for the search and indexing of information in unstructured databases, such as Internet web sites, and structured databases such as a company's knowledge base or Intranet.

By integrating this technology into AskMeNow's product, it will offer tremendous enhancements including the automatic processing of natural language (common language) queries in multiple languages and eliminating the need for human involvement; therefore lowering operating costs and making AskMeNow a truly global and completely scalable product.

In addition to the operational benefits, AskMeNow will now be able to provide semantic intelligent search available on cell phones. Intelligent search will allow for the retrieval of information in spite of the presence/absence of keywords, misspellings and the meaning of the words expressed in their contexts
- regardless of the gender (masculine/feminine), tense (singular/plural), verb tense and mode (present/past/future/conjunctive/etc). This technology will provide the most relevant and precise response, ensuring the highest level of accurate answers possible without human interaction.

"AskMeNow is continuing its exhaustive search to develop or acquire leading edge technologies that will further extend our product advantage in the marketplace," says Darryl Cohen, CEO.

At this juncture, AskMeNow has decided to license this search technology rather than acquire IntelliGate; feeling that it was in the Company's best interests to let the right to purchase lapse. The Company and IntelliGate were unable to reach agreement on a definitive purchase agreement based on internal factors as well as the current circumstances in the Middle East.


About AskMeNow

AskMeNow, a wholly owned subsidiary of Ocean West Holding Corporation, is the easiest, most convenient way to access information on the Internet or from local content from your cell phone or mobile PDA device. The first mobile lifestyle network, AskMeNow utilizes its proprietary technology to offer a natural language based interaction and dynamic content provision platform designed for simple and quick information retrieval. Through relationships such as the one previously announced with Rogers Wireless, Canada's leading wireless carrier, the Company generates revenues through per usage fees and one to one contextual mobile advertising sponsorships. AskMeNow launched officially in November 2005. The Company is based in Irvine, California. Please click on www.askmenow.com for more information.

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Forward-Looking Statements

This press release contains certain statements which are not historical or current fact and constitute forward-looking statements within the meaning of such term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual financial or operating results of the Company or AskMeNow to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Such forward looking statements are based on our best estimates of future results, performance or achievements, based on current conditions and the most recent results of the Company and AskMeNow. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms may, will, potential, opportunity, belies, belier, expects, intends, estimates, anticipates or plans to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.



Contact:
AskMeNow Media Relations
Andrea Vaccaro
(P): 949.861.2590
avaccaro@askmenow.com
-OR-
AskMeNow Investor Relations
AGORA Investor Relations
http://www.agoracom.com/IR/AskMeNow
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OWHC@Agoracom.com
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